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                                                                 EXHIBIT 10.8.2


                               SECOND AMENDMENT
                                      TO
                             EMPLOYMENT AGREEMENT


     This Second Amendment (the "Second Amendment") to the Employment Agreement (the "Agreement") dated as of June 1, 1996 is entered into by and between Peter Nicholson ("Employee") and Total Control Products, Inc., an Illinois corporation ("TCP").


                                    RECITAL


     In consideration for Employee's continued service to TCP, TCP and Employee desire to enter into this Amendment to increase Employee's severance benefits upon the termination of Employee's employment with TCP upon certain circumstances, all on the terms set forth herein.

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     I. STATUS OF AGREEMENT. Except as specifically set forth herein, the Agreement shall remain in full force and effect, and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

     II.  AMENDMENTS TO AGREEMENT.

          a. SECTION 13(a) OF THE AGREEMENT. Section 13(a) of the Agreement is hereby amended by replacing "three (3)" contained in such section with "twelve (12)".

          b. SECTION 13(b) OF THE AGREEMENT. Section 13(b) of the Agreement is hereby deleted in its entirety and replaced by the following:

              "(b) If Nicholson terminates his employment hereunder for Good Reason or the Company terminates Nicholson's employment within one year after a Change of Control (other than for cause), the Company shall (i) pay Nicholson in one lump sum an amount equal to the sum of (A) twelve
     (12) times the greater of (I) his monthly Salary as of the date of termination; or (II) his highest monthly Salary during the prior twelve month period; plus (B) $50,000; and (ii) continue Nicholson's medical insurance benefits during such twelve month period to the extent Nicholson is not entitled to receive similar benefits from a subsequent employer.

     III. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
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     IV. GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 1st day of June, 1998.


                                TOTAL CONTROL PRODUCTS, INC.


                                By:  /s/  Nicholas Gihl
                                   ---------------------------------
                                Name Printed:  Nicholas Gihl
                                Title: President


                                /s/ Peter Nicholson
                                ------------------------------------
                                Peter Nicholson